Exhibit 99.2

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS FOURTH QUARTER & FULL YEAR 2011 RESULTS

American Vanguard Doubles Profits on 34% Increase in Sales

Record-setting Performance — Continuing Strong Demand Anticipated

Newport Beach, CA – March 6, 2012 – American Vanguard Corporation (NYSE:AVD), today announced financial results for the fourth quarter and full year ended December 31, 2011.

Fiscal 2011 Fourth Quarter– versus Fiscal 2010 Fourth Quarter:

•	Net sales were $84.7 million compared to $62.4 million, an increase of 36%.

•	Net income was $6.4 million compared to $3.9 million, an increase of 64%.

•	Earnings per diluted share were $0.23 versus $0.14.

Fiscal Full Year 2011– versus Fiscal Full Year 2010:

•	Net sales were $304.4 million compared to $226.9 million, an increase of 34%.

•	Net income was $22.1 million compared to $11.0 million, an increase of 101%.

•	Earnings per diluted share were $0.79 versus $0.40.

Eric Wintemute, Chairman and CEO of American Vanguard, stated: “Our record-setting performance in 2011 resulted from strong domestic and international demand for our existing product portfolio, the successful integration of several product lines acquired in late 2010 and the continued outstanding business execution by our entire organization. Compared to the prior full-year period, sales grew by 34%, gross profit margin improved to 40%, operating expenses as a percentage of sales declined to 28%; allowing us to double our net income. We posted this record financial performance despite lost sales and profit opportunities caused by the year-long sales interruption of our PCNB product line, a supply shortage for one of our recently acquired products and a persistent drought that negatively affected our U.S. cotton insecticide business.”

Mr. Wintemute continued: “In 2012, we see many encouraging prospects. Ever-increasing global demand for food, feed, fiber and bio-fuels strengthens agricultural commodity prices and is expected to encourage growers to expand acreage and purchase the crop protection inputs that American Vanguard sells. Our Impact herbicide for glyphosate tolerant weeds, our industry leading granular soil insecticides and proprietary closed delivery systems will continue to provide a superior yield enhancing solution for our customers.”

Mr. Wintemute concluded: “American Vanguard is well positioned to capitalize on these trends. We anticipate steady growth in most of our domestic crop markets; we expect to expand our footprint in international markets and continue our penetration of the non-crop pest control segment. Our strong balance sheet will allow us to invest in these growth initiatives and increasing cash generation should allow us to provide enhanced near-term returns to shareholders and also consider available growth opportunities that will strengthen the long-term enterprise value of American Vanguard.”

Conference Call

Eric Wintemute, Chairman & CEO and David T. Johnson, VP & CFO, will conduct a conference call focusing on the financial results at 12:00 pm ET / 9:00 am PT on Tuesday, March 6, 2012. Interested parties may participate in the call by dialing (201) 493-6744 please call in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes and the Standard & Poor’s Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact:	Investor Representative
American Vanguard Corporation	The Equity Group Inc.
William A. Kuser, Director of Investor Relations	www.theequitygroup.com
(949) 260-1200	Lena Cati
williamk@amvac-chemical.com	Lcati@equityny.com
(212) 836-9611

CONSOLIDATED STATEMENTS OF OPERATIONS

Three months and twelve months ended December 31, 2011 and 2010

(Dollars in thousands, except per share data)

	For the three months ended December 31		For the twelve months ended December 31
	2011	2010	2011	2010
Net sales	$84,680	$62,413	$304,429	$226,859
Cost of sales	50,768	36,931	181,361	140,538

Gross profit	33,912	25,482	123,068	86,321
Operating expenses	22,724	20,044	83,842	67,130

Operating income	11,188	5,438	39,226	19,191
Interest expense	882	691	3,569	3,171
Interest income	—	—	(3)	—
Interest capitalized	(17)	(56)	(109)	(154)
Extinguishment of debt	—	—	546	—

Income before income tax	10,323	4,803	35,223	16,174
Income tax expense	3,892	900	13,155	5,190

Net income	$6,431	$3,903	$22,068	$10,984

Earnings per common share—basic	$.23	$.14	$.80	$.40

Earnings per common share—assuming dilution	$.23	$.14	$.79	$.40

Weighted average shares outstanding—basic	27,583	27,452	27,559	27,385

Weighted average shares outstanding—assuming dilution	28,026	27,682	27,875	27,652

CONSOLIDATED BALANCE SHEETS

December 31, 2011 and 2010

(Dollars in thousands, except per share data)

	2011	2010
Assets
Current assets:
Cash	$35,085	$1,158
Receivables:
Trade, net of allowance for doubtful accounts of $340 and $447, respectively	68,611	33,833
Other	1,187	263

	69,798	34,096

Inventories	71,068	74,054
Prepaid expenses	2,311	2,591
Income taxes receivable	203	6,715

Total current assets	178,465	118,614
Property, plant and equipment, net	39,273	40,541
Intangible assets, net	116,189	115,249
Other assets	5,214	5,775

	$339,141	$280,179

Liabilities and Stockholders’ Equity
Current liabilities:
Current installments of long-term debt	$14,460	$8,429
Current installments of other liabilities	1,038	—
Accounts payable	23,214	13,961
Deferred revenue	7,571	5,568
Accrued program costs	25,910	16,976
Accrued expenses and other payables	6,832	4,634

Total current liabilities	79,025	49,568
Long-term debt, excluding current installments	51,917	53,710
Other liabilities, excluding current installments	5,955	3
Deferred income taxes	15,172	10,461

Total liabilities	152,069	113,742

Commitments and contingent liabilities:
Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 29,845,047 shares in 2011 and 29,735,928 shares in 2010	2,985	2,974
Additional paid-in capital	45,966	43,403
Accumulated other comprehensive loss	(2,250)	(448)
Retained earnings	143,524	123,661

	190,225	169,590
Less treasury stock at cost, 2,260,996 shares in both 2011 and 2010	(3,153)	(3,153)

Total stockholders’ equity	187,072	166,437

	$339,141	$280,179

See summary of significant accounting policies and notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2011, 2010 and 2009

(Dollars in thousands, except per share data)

	2011	2010	2009
Increase (decrease) in cash
Cash flows from operating activities:
Net income (loss)	$22,068	$10,984	$(5,789)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of fixed and intangible assets	13,546	11,123	10,804
Amortization of other long term assets	1,983	3,258	2,683
Amortization of discounted liabilities	1,371	—	—
Stock-based compensation	1,994	1,122	1,223
Increase(decrease) in deferred income taxes	4,711	5,342	(778)
Changes in assets and liabilities associated with operations:
(Increase) decrease in net receivables	(35,021)	6,967	10,905
Decrease (increase) in inventories	2,986	(1,542)	18,114
Decrease (increase) in income tax receivable	6,512	(2,583)	(4,132)
(Increase) in prepaid expenses and other assets	(1,823)	(2,235)	(2,898)
Increase (decrease) in accounts payable	8,383	3,095	(2,828)
Increase in deferred revenue	2,003	5,568	—
Increase (decrease) in other payables and accrued expenses	10,553	(7,909)	4,647

Net cash provided by operating activities	39,266	33,190	31,951

Cash flows from investing activities:
Capital expenditures	(6,261)	(8,004)	(4,322)
Acquisitions of intangible assets	(316)	(32,677)	—

Net cash used in investing activities	(6,577)	(40,681)	(4,322)

Cash flows from financing activities:
Net (repayments) borrowings under line of credit agreement	(7,300)	4,700	(21,900)
Payments on long-term debt	(8,429)	(8,107)	(4,106)
Payment on other long-term liabilities	(401)	—	—
Increase (decrease) in other notes payable	20,063	11,586	(2,438)
Proceeds from the issuance of common stock	580	768	1,470
Payment of cash dividends	(2,205)	(819)	(1,611)

Net cash provided (used in) by financing activities	2,308	8,128	(28,585)

Net increase (decrease) in cash	34,997	637	(956)
Effect of exchange rate changes on cash	(1,070)	138	110
Cash at beginning of year	1,158	383	1,229

Cash at end of year	$35,085	$1,158	$383

Supplemental cash flow information:
Cash paid during the year for:
Interest	$2,055	$3,661	$3,279

Income taxes	$6,359	$2,205	$3,361